Exhibit 99.3

Salix Pharmaceuticals, Ltd.

LETTER TO CLIENTS

Regarding Its Offer to Exchange

Any and All of Its Outstanding

6.00% Senior Notes Due 2021

Issued on December 27, 2013 in a Transaction Exempt

from Registration under the Securities Act of 1933, as amended, and

Related Subsidiary Guarantees

For

6.00% Senior Notes Due 2021

and Related Subsidiary Guarantees

Registered under the Securities Act of 1933, as amended

[                ], 2014

To Our Clients:

We are enclosing a prospectus dated [                ], 2014 (as amended and supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal and the instructions thereto (which, together with the Prospectus, constitute the “Exchange Offer”), in connection with the offer by Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Issuer”), to exchange an aggregate principal amount of up to $750.0 million of its 6.00% Senior Notes due 2021 and related subsidiary guarantees (the “New Notes”) which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 6.00% Senior Notes due 2021 that were issued and sold on December 27, 2013 in a transaction exempt from registration under the Securities Act and related subsidiary guarantees (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes will not contain transfer restrictions or provisions for registration rights and additional interest.

The enclosed materials are being forwarded to you as the beneficial owner of Old Notes, which we hold for your account or benefit but are not registered in your name. An exchange of Old Notes may only be made by us as the registered holder and pursuant to your instructions. Accordingly, if you wish us to exchange the Old Notes that we hold for your account or benefit in the Exchange Offer, please contact us immediately. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Old Notes that we hold for your account or benefit.

We request instructions as to whether you wish to tender any or all of the Old Notes that we hold for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. If you wish us to tender any or all of the Old Notes that we hold for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of the Old Notes that we hold for your account or benefit will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time (as such term is defined below).

We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old Notes and confirming that we may make the representations contained in the Letter of Transmittal on your behalf.

Your attention is directed to the following:

1. The Exchange Offer will expire at 12:01 a.m., Eastern time, on [                ], 2014 (such date and time, the “Expiration Time”), unless the Exchange Offer is extended to a later time or date, in which case the Expiration Time shall be such later time and date.

2. Tenders of Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Time.

3. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered, except that Old Notes may be tendered only in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof.

4. The forms and terms of the New Notes are identical in all material respects to the forms and terms of the Old Notes that they replace, except that the New Notes will not contain transfer restrictions or provisions for registration rights and additional interest.

5. Based on interpretations by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) as set forth in certain interpretative letters to third parties in other transactions, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (a) such New Notes are acquired in the ordinary course of such holder’s business, (b) the holder is not an “affiliate” of the Issuer or any subsidiary guarantor of the New Notes within the meaning of Rule 405 under the Securities Act, (c) the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, and (d) the holder is not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of Old Notes. Each broker-dealer that receives new notes for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes and provide the Issuer with a signed acknowledgement of this obligation. See Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), and Exxon Capital Holding Corporation, SEC No-Action Letter (available May 13, 1988).

6. The trading market for Old Notes not exchanged in the Exchange Offer may be significantly more limited than it is at present.

7. Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes and may terminate the Exchange Offer (whether or not any Old Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” shall have occurred or shall exist or shall not have been satisfied.

8. Each registered holder of Old Notes will pay all discounts and commissions, if any, of broker-dealers participating in the distribution of New Notes in connection with the Exchange Offer as well as all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. See Instruction 9 of the enclosed Letter of Transmittal.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities laws.

Again, please note that the accompanying Letter of Transmittal is furnished to you only for informational purposes and may not be used by you to exchange Old Notes that are registered in our name but that we hold for your account or benefit.

Salix Pharmaceuticals, Ltd.

OFFER TO EXCHANGE

Any and All of Its Outstanding

6.00% Senior Notes Due 2021

Issued on December 27, 2013 in a Transaction Exempt

from Registration under the Securities Act of 1933, as amended, and Related

Subsidiary Guarantees

For

6.00% Senior Notes Due 2021

and Related Subsidiary Guarantees

Registered under the Securities Act of 1933, as amended

Instructions to Registered Holder, Direct Participant in the Depository Trust Company, or Other Nominee from Beneficial Owner:

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated [            ], 2014 and the related Letter of Transmittal and the instructions thereto in connection with the offer by the Issuer to exchange New Notes for Old Notes.

This letter instructs you to tender the principal amount of Old Notes indicated below that you hold for the account or benefit of the undersigned, upon the terms and subject to the conditions set forth in the enclosed Prospectus and the related Letter of Transmittal.

The undersigned acknowledges and represents that:

1. it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or any subsidiary guarantor of the New Notes;

2. it is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

3. it will receive the New Notes in the ordinary course of its business;

4. it is not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of Old Notes; and

5. if it is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes acquired as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned has read and agrees to all of the terms of the Exchange Offer.

☐	Tender all of the Old Notes*:

☐	Tender only the following principal amount of Old Notes*:

Name:

Signature:

Title:

Dated:

Address:

Zip Code:

Area Code and Telephone Number:

*	Unless otherwise indicated, it will be assumed that all of the Old Notes are to be tendered.

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